PURCHASE AND SALE AGREEMENT



                     ROCKLAND WAREHOUSE CENTER CORPORATION,
                                    SELLER,

                                       AND

                              DUNNIGAN REALTY LLC,
                                      BUYER

                             DATED: JANUARY 28, 2003







PROPERTY:         22 HEMION ROAD, MONTEBELLO, NY

                           PURCHASE AND SALE AGREEMENT


         This Purchase and Sale Agreement ("Agreement"), dated as of January 28, 2003 (the "Effective Date"), is between ROCKLAND WAREHOUSE CENTER CORPORATION, a Delaware corporation, with an address in care of Clarion Partners, 335 Madison Avenue, 7th floor, New York, NY 10017, Attn: Michael O'Brien, Fax No.
212.883.2877 ("Seller") and DUNNIGAN REALTY LLC, a Delaware limited liability company, with an address of 30 Dunnigan Drive, Suffern, NY 10901, Attn: Armand Correia Fax No. 845.369.4750 ("Buyer").

         In consideration of the mutual undertakings and covenants herein contained, the receipt and sufficiency of which are hereby mutually acknowledged, Seller and Buyer hereby covenant and agree as follows:

                                    ARTICLE I

                                SALE OF PROPERTY

l.1 Agreement to Buy and to Sell; Property. Seller shall sell to Buyer, and Buyer shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, (a) the real estate known as:

                  22 Hemion Road, Montebello, NY

as more particularly described in Schedule A attached hereto including all right, title and interest of Seller in and to any alleys, strips or gores abutting or adjoining such real estate (the "Land"), together with the buildings and improvements located on the Land (together, the "Building"); (b) the fixtures, equipment and other personal property owned by Seller and located in or used exclusively in connection with the Building, including the property specifically described in Schedule B hereto (the "Personal Property"); and (c) the landlord's interest in the Leases (as defined in Section 6.2) (the foregoing collectively being referred to herein as the "Property").

1.2 Title. Seller shall convey and Buyer shall accept fee simple title to the Property in accordance with the terms of this Agreement, subject only to the following (the "Permitted Exceptions"):

         (a) the matters noted as incidents of or exceptions to title as set forth in Schedule A-1 attached hereto;

         (b) title and survey matters not objected to under Section 3.4;

         (c) the Leases; and

         (d) local, state and Federal laws, ordinances, rules and regulations.

                                   ARTICLE II

                                 PURCHASE PRICE

     2.1 Purchase Price. The purchase price ("Purchase Price") for the Property is Forty-Five Million Two Hundred Fifty Thousand Dollars ($45,250,000.00), to be paid by Buyer to Seller as follows:

         (a) Deposit. Buyer shall, contemporaneously with the mutual execution of this Agreement by Buyer and Seller, post a deposit hereunder (the "Deposit") in the amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00) by paying said sum in cash to LandAmerica Financial Group, One Washington Mall, 15th floor, Boston, MA 02108, Attn: Robert G. Soule (the "Escrow Agent"). The Deposit shall be held subject to the terms of this Agreement by Escrow Agent in escrow as earnest money for the proper performance of this Agreement on the part of Buyer. Interest earned on the Deposit shall be considered part of the Deposit. The Deposit shall be applied against the Purchase Price at the Closing, or, in the event of the earlier termination of this Agreement, shall be disposed of as provided in Section 2.3 hereof.

         (b) Payment at Closing. At Closing, the Deposit shall be applied against the Purchase Price with the remainder of the Purchase Price payable in full at Closing in cash.

     2.2 Payment of Monies. All monies payable under this Agreement, unless otherwise specified in this Agreement, shall be paid in U.S. dollars by wire transfer of immediately available funds.

     2.3 Escrow Terms. (a) If for any reason the Closing does not occur and either party makes a written demand upon Escrow Agent for delivery of the Deposit, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within two (2) business days after the giving of such notice, Escrow Agent is hereby authorized to make such delivery or payment. If Escrow Agent does receive such written objection within such two (2) day period, or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold the Deposit until it shall have received joint written instructions from the parties to this Agreement or an order from a court of competent jurisdiction. Escrow Agent shall in addition have the right at any time to tender the Deposit to the clerk of the District Court of the jurisdiction in which the Property is located. Escrow Agent shall give written notice of such deposit to Seller and Buyer. Upon such deposit Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

         (b) The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.

         (c) Escrow Agent has acknowledged agreement to these provisions by signing in the place indicated on the signature page of this Agreement.

         (d) Escrow Agent is hereby designated as the "real estate reporting person" for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file a Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Seller and Buyer shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent's duties as real estate reporting person.

                                   ARTICLE III

                          BUYER'S DUE DILIGENCE REVIEW

     3.1 Delivery of Title Materials. Seller has delivered to Buyer a copy of Seller's existing title policy for the Property.

     3.2 Survey. Buyer may, at Buyer's expense, employ a reputable surveyor or surveying firm, licensed by the state in which the Property is located, to prepare and deliver to Buyer a survey of the Property. Any and all matters that would be shown on such a survey of the Property, prepared in accordance with applicable ALTA survey standards, are referred to herein as "Survey Matters".

     3.3 Examination of Title. Buyer has had the opportunity to have prepared and to review a title commitment dated November 8, 2002 (Report No. CR021711) (the "Title Commitment") for the Property prepared by Commonwealth Land Title Insurance Company (the "Title Company"), the exceptions to title disclosed in the Title Commitment, all Survey Matters and all other aspects of Seller's title to the Property.

     3.4 Amendments to Title Commitment. Buyer shall have the right to object to any title exceptions first raised by the Title Company in any amendments to the Title Commitment by giving written notice to Seller of the title exceptions to which Buyer is objecting on or before the earlier of (a) the date and time for Closing and (b) three (3) days after the issuance of any such amendment. If Buyer does not object to any title exception first raised in any such amendment to the Title Commitment by giving timely written notice as herein provided, such exception shall be a Permitted Exception. In the event Buyer gives timely written notice of objection to any title exception first set forth in any such amendment as herein provided, the provisions of Section 9.1 shall apply with respect thereto as if set forth herein in full.

     3.5 Property Inspection. Buyer has had, and shall continue to have through the Closing Date, the right to make non-invasive physical inspections of the Property and to examine at such place or places at the Property or in the offices of the property manager, any operating files maintained by Seller or its property manager in connection with the leasing, maintenance and/or management of the Property, including, without limitation, the leases, lease files, operating agreements, service contracts, commission agreements, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, engineering reports and environmental audits, but excluding materials not directly related to the leasing, maintenance and/or management of the Property such as Seller's internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary or confidential information. Buyer understands and agrees that any on-site inspections of the Property and any tenant discussions shall be conducted upon at least forty-eight (48) hours' prior written notice to Seller and in the presence of Seller or its representative. After its inspections are completed, Buyer shall restore the Property, at Buyer's sole cost and expense, substantially to its condition immediately prior to Buyer's inspections. Prior to Buyer or any other party entering the Property in the exercise of the access rights hereunder, Buyer shall deliver to Seller a certificate of comprehensive public liability insurance naming Seller and its property manager as additional insureds and evidencing coverage with such insurers and limits (which shall not be less than $2,000,000) as shall be reasonably satisfactory to Seller. Buyer agrees to indemnify and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys' fees actually incurred) losses, damages or injuries arising out of or resulting from the inspection of the Property by Buyer or its agents. Notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller and the other obligations of Buyer under this Section 3.5 shall survive Closing or any termination of this Agreement. All inspections shall occur at reasonable times agreed upon by Seller and Buyer and shall be conducted so as not to interfere with use of the Property by Seller or its tenants. Buyer may not, however, perform any invasive or destructive testing at the Property without having received the prior written consent of Seller, which shall be at Seller's sole discretion, in each instance.

     In connection with its investigation of the Property, Buyer has had the opportunity to inspect the Property in a non-invasive manner, and at Buyer's sole expense, for the presence of any Hazardous Substances, and at Seller's request shall furnish to Seller copies of any reports received by Buyer in connection with any such inspection. As used herein, "Hazardous Substances" means all hazardous or toxic materials, substances, pollutants, contaminants, or wastes currently identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, each as amended, or any other Federal, state or local legislation or ordinances applicable to the Property. Buyer hereby assumes full responsibility for such inspections and irrevocably waives any claim against Seller arising from, and releases Seller from any liability or responsibility for, the presence of Hazardous Substances on the Property. At Seller's request, Buyer shall also furnish to Seller copies of any other reports received by Buyer relating to any other inspections of the Property conducted on Buyer's behalf, including any engineering or architectural reports analyzing compliance of the Property with applicable laws, codes, ordinances and regulations governing structures and access thereto by disabled persons. The provisions of this
Section 3.5 shall survive the termination of this Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the date hereof as follows:

     4.1 Leases. To Seller's knowledge, Schedule C attached lists all leases, licenses or other rental agreements or occupancy agreements (written or verbal), including all amendments thereto, which grant any possessory interest in and to any space situated on or in the Property or that otherwise give rights with regard to use of the Property. To Seller's knowledge, none of the tenants under the Leases are in default in their Lease obligations. In the event any estoppel certificate delivered to Buyer at or prior to Closing with respect to any Lease contains any information inconsistent with Seller's representation made in this
Section 4.1, then the estoppel certificate shall control and Seller shall have no liability for any claim based on a breach of representation regarding such information. Seller does not represent or warrant that any particular Lease will be in force or effect at Closing or that the tenants under the Leases will have performed their obligations thereunder. The termination of any Lease prior to Closing by reason of the tenant's default shall not affect the obligations of Buyer under this Agreement or entitle Buyer to any abatement of or credit against the Purchase Price or give rise to any claim on the part of Buyer. Seller has delivered to Buyer a true, correct and complete copy of each of the Leases.

     4.2 Service and Management Contracts. To Seller's knowledge, Schedule D attached hereto lists all service, maintenance, supply, leasing brokerage and management contracts (collectively, the "Service Contracts") affecting the Property, and the information set forth therein is accurate and complete in all material respects as of the date hereof. To Seller's knowledge, there are no brokerage commissions presently due and owing. Seller has delivered to Buyer a true, correct and complete copy of each of the Service Contracts.

     4.3 Ability to Perform. Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The person signing this Agreement on behalf of Seller is authorized to do so.

     4.4 No Litigation. To Seller's knowledge, Seller has received no written notice of litigation affecting the Property or Seller's ability to fulfill all of its obligations under this Agreement nor, to Seller's knowledge, has any such action been threatened in writing other than as has been disclosed by Seller to Buyer relating to an offer to purchase the Property from Rubenstein Properties. Seller has not entered into a written purchase and sale agreement to sell the Property to any other party.

     4.5 No Impediments. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transactions contemplated by this Agreement.

     4.6 9/11 Dealings. To Seller's knowledge, neither Seller nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

     4.7 Environmental. To Seller's knowledge, which knowledge is based solely on a review of that certain "Phase I Environmental Site Assessment for the Property located at 22 Hemion Road, Suffern, NY 10901", prepared by Environmental Profiles, Inc., dated November 27, 2001, the Property has not been used for the storage or distribution of Hazardous Substances, other than use by tenants in connection with ordinary warehousing and office. In the event that it is necessary for Seller to obtain approval for the transfer of title from the New York State Department of Environmental Protection, Seller shall obtain such approval at its sole expense.

     4.8   Survival   of   Seller's   Representations   and   Warranties.    The
representations and warranties of Seller set forth in this Article IV, as updated by the certificate of Seller to be delivered to Buyer at Closing in accordance with Section 7.2(k) hereof, shall survive Closing for a period of six
(6) months. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Buyer as of the Closing Date, and unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of said six-month period and an action shall have been commenced by Buyer against Seller within eight (8) months after Closing. Notwithstanding the foregoing, if Buyer knew at Closing that a representation or warranty contained in this Article IV was not true at Closing and Buyer nonetheless elected to proceed with the Closing, Buyer shall not have any right to make a claim hereunder for a breach of such representation or warranty. Notwithstanding anything herein to the contrary, Seller shall in no event have any liability for breach of any representation, warranty, indemnity or covenant herein or in any closing document in excess of $500,000 in the aggregate.

     As used in this Article IV, the term "Seller's knowledge" or any similar phrase shall mean the actual, not constructive or implied, knowledge of Michael O'Brien, without any further obligation on such person's part to make any independent investigation of the matters being represented and warranted, or to make any further inquiry of any other persons, or to search or examine any files, records, books or correspondence. The foregoing individuals are acting for and on behalf of Seller and are in no manner expressly or impliedly making any of these representations in their individual capacity, and Buyer hereby waives any right to sue or to seek any judgment or claim against them on an individual basis.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

5.1 No Prohibited Transaction. Buyer is not acquiring the Property with the assets of an employee benefit plan (as defined in Section 3(3) of ERISA).

5.2 No Party In Interest. To Buyer's knowledge, Buyer is not a "party in interest" within the meaning of Section 3(3) of ERISA with respect to the beneficial owner of Seller, which is the United Mine Workers of America 1974 Pension Trust.

5.3 Ability To Perform. Buyer has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Buyer's obligations hereunder, and all requisite action necessary to authorize Buyer to enter into this Agreement and to carry out its obligations hereunder have been taken. The person signing this Agreement on behalf of Buyer is authorized to do so.

5.4 9/11 Dealings. To Buyer's knowledge, neither Buyer nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the OFAC (including those named on OFAC's Specially Designated and Blocked Person List) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

5.5 No Impediments. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Buyer which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transactions contemplated by this Agreement.

5.6 Survival of Buyer's Representations and Warranties. The representations and warranties of Buyer set forth in Sections 5.1 and 5.2 hereof shall survive Closing and shall be continuing representations and warranties without limitation. All other representations and warranties of Buyer shall survive Closing for a period of six (6) months and no claim for a breach of any such other representation or warranty of Buyer shall be actionable or payable unless written notice containing a description of the specific nature of such breach shall have been given by Seller to Buyer prior to the expiration of said six-month period and an action shall have been commenced by Seller against Buyer within eight (8) months after Closing.

                                   ARTICLE VI

                     OBLIGATIONS OF SELLER PRIOR TO CLOSING

Seller covenants that between the date of this Agreement and the Closing:

6.1 No Lease Amendments. Seller shall not amend, renew, extend or terminate any Lease in any respect without Buyer's consent which Buyer may grant or withhold in its sole discretion.

6.2 New Leases. Seller shall not enter into any new Lease without Buyer's consent which Buyer may grant or withhold in its sole discretion. The Leases presently in effect, as amended in compliance with Section 6.1, together with any new Leases entered into in compliance with this Section 6.2, are called the "Leases".

6.3 Continuation of Service Contracts. Seller shall not modify or amend any service contract or enter into any new service contract respecting the Property unless the same is terminable without penalty by the then owner of the Property upon not more than 30 days notice.

6.4 Maintenance of Insurance. Seller shall maintain replacement cost insurance against fire and all other hazards covered by standard All-Risk coverage with the coverages Seller presently has in place. Except as otherwise provided in
Section 9.2, the risk of loss in and to the Property shall remain vested in the Seller until the Buyer accepts and records the Deed.

6.5 Tenant Estoppels. Seller shall deliver to each tenant at the Property a tenant estoppel certificates substantially in the form of Exhibit 4 attached hereto or as may be otherwise required in a tenant lease. Receipt of executed tenant estoppel certificates from each tenant other than Dress Barn, Inc. (the "Tenant Estoppel Certificates") shall be a condition to Buyer's obligation to purchase the Property. In no event shall Seller be obligated to deliver updates to any of the Tenant Estoppel Certificates. Buyer agrees not to unreasonably object to or withhold Buyer's consent to any material alternate estoppel form or changes made by any tenant to the form attached hereto. Seller shall deliver the Tenant Estoppel Certificates to Buyer no later than four (4) business days prior to the Closing Date.

6.6 Voluntary Encumbrances. Seller shall not voluntarily encumber the Property with any lien, easement or other recorded document, without Buyer's prior written consent.

                                   ARTICLE VII

                                   THE CLOSING

7.1 Closing. Except as otherwise provided in this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place four (4) business days after receipt by Buyer of the Tenant Estoppel Certificates (the actual date of the Closing being herein referred to as the "Closing Date") pursuant to an escrow arranged with the Escrow Agent. At the Closing Buyer and Seller shall perform their respective obligations as set forth in Sections 7.2 and 7.4 hereof, the performance of such obligations being concurrent conditions. In addition, Buyer and Seller shall execute such transfer statements and returns, closing statements, acknowledgments and other ministerial instruments and take such further actions as may be reasonably necessary to complete the transactions contemplated by this Agreement. The recordation and filing of documents and instruments with registries of deeds and other government instrumentalities in New York shall be attended to by the Escrow Agent.

     7.2 Seller's Closing Obligations. At the Closing, Seller shall deliver the following to Buyer:


         (a) A bargain and sale deed with covenant against grantor's acts (the "Deed"), substantially in the form of Exhibit 1, conveying the Land and Buildings to Buyer, subject only to the Permitted Exceptions.

         (b) A bill of sale (the "Bill of Sale"), substantially in the form of
Exhibit 2, transferring title to the Personal Property, if any, to Buyer without warranty of title or use and without warranty, express or implied, as to merchantability or fitness for any purpose.

         (c) An assignment of the Leases (the "Assignment of Leases"), substantially in the form of Exhibit 3, to Buyer by which Buyer shall assume all obligations of the landlord under the Leases, including the obligation to pay any brokerage commissions, leasing fees, tenant concessions or other costs associated with the Leases which become due and payable on or after the Closing, and shall indemnify Seller from and against claims arising under the Leases with respect to time periods from and after the Closing, including claims made by tenants with respect to security deposits to the extent such deposits have been paid, credited or assigned to Buyer. Notwithstanding the foregoing, (a) Seller shall pay, on or before Closing, any outstanding brokerage commissions owed in connection with the present term of the Leases, and (b) Seller shall be responsible for any unpaid tenant improvement allowances owed to Xerox Corporation or Par Pharmaceutical, Inc., and any unperformed landlord work obligations required to be performed for such tenants, which funds, if not paid prior to Closing, shall be escrowed at Closing or credited against the Purchase Price.

         (d) Original copies, where available, of the due diligence materials made available to Buyer under Section 3.5 hereof.

         (e) Original copies of all Leases, and appropriate instruments of transfer or assignment with respect to any lease security which is other than cash.

         (f) An assignment (the "Assignment"), substantially in the form of
Exhibit 5, of all Service Contracts to be assigned to the Buyer and any then effective assignable guaranties and warranties relating to the Property or any of its components.

         (g) Such affidavits and indemnities as the Title Insurer may reasonably require in order to omit from its title insurance policy all exceptions for parties in possession (other than tenants under Leases and other Permitted Exceptions) and mechanic's liens.

         (h) Sufficient original letters (the "Tenant Notice Letters"), executed by Seller, advising the tenants under the Leases of the sale of the Property to Buyer and directing that all rents and other payments thereafter becoming due under the Leases be sent to Buyer or as Buyer may direct.

         (i) A certificate executed by Seller to the effect that all of the representations and warranties set forth in Sections 4.1 through 4.7 remain true and correct as of the Closing Date except to the extent the same may have changed in accordance with the terms and conditions of this Agreement. Such certificate shall expressly state that it is made subject to the limitations of survival and rights with respect thereof set forth in Section 4.8 of this Agreement. If Seller discovers that any of the representations or warranties made by Seller in Sections 4.1 through 4.7 of this Agreement were not on the date hereof or are not on the Closing Date true and correct in all material respects, Seller shall include such state of facts in such certificate as shall be necessary or appropriate to make such representations and warranties true and correct in all material respects as of the date hereof and as of the Closing Date. If, as a result of any disclosures made in such certificate or for facts otherwise made known to Buyer, the warranties and representations set forth in this Agreement were not on the date hereof or are not on the Closing Date true and correct in all material respects for any reason other than the occurrence of an event expressly permitted hereunder, the Buyer's sole remedy shall be either to (a) close without adjustment of the Purchase Price and without the right to make any claim against Seller or (b) terminate this Agreement in which event the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except to the extent that any rights or obligations set forth herein expressly survive termination of this Agreement.

         (j) Evidence reasonably acceptable to Buyer and the Title Insurer as to the due authorization of the delivery of the Deed and other documents required by this Agreement to be executed by Seller, including a corporate resolution authorizing the sale.

         (k) An affidavit duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act.

         (l) Any other documents required by this Agreement to be executed or delivered by Buyer, including a customary title affidavit regarding mechanic's liens and parties in possession.

         (m) If not previously delivered to Buyer, copies of certificates of occupancy for each tenant at the Property.

7.3 Possession. At the time of Closing, Seller shall deliver full possession of the Property, subject only to the rights of parties under the Leases and the Permitted Exceptions.

7.4  Buyer's Closing Obligations.  At the Closing, Buyer shall:

         (a) Deliver the Purchase Price to Seller as adjusted for apportionments under Article VIII, by 12 p.m. eastern time on the Closing Date.

         (b) Cause the Deed to be recorded.

         (c) Countersign and deliver to Seller the Assignment of Leases and the Contract Assignment.

         (d) A certificate executed by Buyer to the effect that all of the representations and warranties set forth in Sections 5.1 through 5.5 remain true and correct as of the Closing Date. If Buyer discovers that any of the representations or warranties made by Buyer in Sections 5.1 through 5.5 of this Agreement were not on the date hereof or are not on the Closing Date true and correct in all material respects, Buyer shall include such state of facts in such certificate as shall be necessary or appropriate to make such representations and warranties true and correct in all material respects as of the date hereof and as of the Closing Date. If, as a result of any disclosures made in such certificate or for facts otherwise made known to Seller, the warranties and representations set forth in this Agreement were not on the date hereof or are not on the Closing Date true and correct in all material respects for any reason other than the occurrence of an event expressly permitted hereunder, the Seller's sole remedy shall be either to (a) close without adjustment of the Purchase Price and without the right to make any claim against Buyer or (b) terminate this Agreement in which event the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except to the extent that any rights or obligations set forth herein expressly survive termination of this Agreement.

         (e) Execute and, promptly following the Closing, cause to be delivered the Tenant Notice Letters.

         (f) Provide evidence reasonably acceptable to Seller and the Title Insurer as to the due authorization of the delivery of the documents required by this Agreement to be executed by Buyer.

         (g) Deliver any other documents required by this Agreement to be executed or delivered by Buyer.

7.5 Expenses. Buyer shall pay all costs and expenses associated with its due diligence review, its own counsel fees, any fees and other amounts charged by parties providing debt or equity financing to Buyer or by counsel to such parties, all recording fees, all title insurance premiums and costs, any survey costs, one half of the Escrow Agent's fee and such other closing costs as are customarily paid by a buyer in the jurisdiction where the Property is located. Seller shall pay its own counsel fees, all transfer taxes, one half of the Escrow Agent's fee and such other closing costs as are customarily paid by a seller in the jurisdiction where the Property is located.

7.6 Use of Proceeds to Clear Title. Any unpaid taxes, assessments, water charges and sewer rents, together with the interest and penalties thereon to the Closing Date, and any other liens and encumbrances which Seller is obligated to pay and discharge, may be paid out of the proceeds of the monies payable at the Closing.

                                  ARTICLE VIII

                APPORTIONMENTS AND ADJUSTMENTS TO PURCHASE PRICE

8.1 Apportionments. The following apportionments, calculated as of the close of business on the day prior to the Closing Date, shall be made between the parties at the Closing:

         (a) Base rents received by Seller prior to the Closing Date which are allocable to periods prior to and including the Closing Date shall be retained by Seller. Buyer shall receive a credit for the per diem value of rents received by Seller prior to the Closing Date which are allocable to periods after the Closing Date. Rents which are in arrears at Closing shall be applied and apportioned, if, as and when collected (net of reasonable third-party collection costs, if any), in the order in which they accrued.

         (b) If any tenants are required to pay percentage rent, escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rent") and any Additional Rent is collected by Buyer or Seller which is attributable in whole or in part to any period during which the respective party did not own the Property, such party shall promptly pay to the other party the other party's proportionate share thereof, less a proportionate share of any reasonable attorney's fees, costs and expenses of collection thereof, which obligation shall survive the Closing. Additional rents shall be apportioned in the order in which they accrued.

         (c) Cash security deposits made by tenants under Leases shall be retained by Seller, with Buyer to receive a credit for the amount thereof. Security deposits consisting of letters of credit or other property shall be transferred to Buyer upon delivery of a receipt therefor. In the event a letter of credit cannot be transferred and a new letter of credit must be issued, Seller shall reasonably cooperate with Buyer to obtain the same at the time of Closing.

         (d) Prepaid and accrued operating expenses including real estate and personal property taxes, water charges, sewer rents and vault charges shall be apportioned on a per diem basis between Buyer and Seller using the most recent assessment, invoice, meter reading or billing. If the Closing shall occur before the current tax rate or valuation is fixed, the apportionment of taxes at the Closing shall be upon the basis of the tax rate for the preceding period applied to the latest assessed valuation. Promptly after the new rate and valuation are fixed, the apportionment of taxes shall be recomputed. If any errors or omissions are made regarding adjustments and prorations as set forth above, the parties shall make the appropriate corrections promptly upon the discovery thereof, provided the same are discovered within 12 months after the Closing Date. Any error or omission not discovered within that period shall not thereafter be subject to adjustment. Any net debit or credit resulting from such recomputation shall be paid promptly in cash. The provisions of this Section 8.1 shall survive the Closing.

                                   ARTICLE IX

                               FAILURE TO PERFORM

9.1  Defective Title or Condition.

         (a) If Seller is unable to give title or to make conveyance, to deliver possession of the Property, or if on the Closing Date the Property does not conform with the provisions hereof, Buyer, as its sole and exclusive remedy, may elect by written notice given to Seller at or before the Closing Date either (a) to accept such title as Seller can deliver to the Property in its then condition and to pay the full Purchase Price therefor or (b) to declare Seller to be in default under this Agreement upon which Escrow Agent shall return the Deposit to Buyer and this Agreement shall be null and void and without further force or effect or (c) to seek specific performance of Seller's obligations under this Agreement. If Buyer does not give Seller notice and commence a suit for specific performance within sixty (60) days of the scheduled Closing Date, Buyer shall be deemed to have waived its right to seek specific performance hereunder. Notwithstanding the foregoing, if Seller is unable to close as provided for herein at or before the Closing Date, at Seller's election, (i) Seller may extend the Closing Date for up to sixty (60) days in order to be able to convey the Property as provided for herein or (ii) if Seller is unable to close (either at the initial or extended Closing Date) as a result of litigation affecting its ability to close or related title matters, Seller may terminate this Agreement without incurring any liability to Buyer, upon which Escrow Agent shall return the Deposit to Buyer and this Agreement shall be null and void and without further force or effect. Notwithstanding the foregoing, in the instance that Seller settles the litigation which resulted in Seller terminating this Agreement within six (6) months of the termination, Seller shall promptly provide Buyer with notice of such settlement (the "Settlement Notice") and Buyer shall have the opportunity to purchase the Property on the terms and conditions set forth in this Agreement. Buyer shall have five (5) business days from receipt of the Settlement Notice to notify Seller in writing that it is electing to purchase the Property and to reinstate this Agreement, which response shall be accompanied by proof of the reposting of the Deposit with the Escrow Agent; provided, however, that if Buyer does not timely notify Seller of its election and post the Deposit with the Escrow Agent, Buyer shall be deemed to have waived its right to reinstate this Agreement to purchase the Property.

         (b) Notwithstanding anything to the contrary in this Agreement, Seller shall be obligated to remove from title to the Property at Closing, and without any extension of the Closing Date, any deeds of trust and mortgages that encumber the Property as of the Closing (collectively, the "Liens"), and Buyer agrees that Seller may use the proceeds of the Purchase Price for that purpose.

9.2  Casualty or Taking.

         (a) If the Property shall have been damaged by fire or casualty insured against, Seller shall, unless Seller has previously restored the Property to its former condition, pay over or assign to Buyer, at the Closing, all amounts recovered or recoverable on account of such insurance, less any amounts reasonably expended by Seller for partial restoration; and

         (b) If any portion of the Property shall have been taken by exercise of the power of eminent domain, Seller shall pay over or assign to Buyer, at the Closing, all awards recovered or recoverable on account of such taking, less any amounts reasonably expended by Seller in obtaining such award.

9.3 Buyer's Default. The parties acknowledge that in the event of Buyer's default hereunder it is impossible to compute exactly the damage that Seller would suffer due to such failure. The parties have taken these facts into account in setting the amount of the Deposit hereunder and agree that: (i) the Deposit is the best estimate of the damage Seller would suffer; (ii) the Deposit represents damage and not any penalty against Buyer; and (iii) if this Agreement shall be terminated by Seller by reason of Buyer's default, the Escrow Agent, subject to the provision of Section 2.3, shall pay the Deposit to Seller as its full and liquidated damages in lieu of any additional recovery on account of Buyer's default. Notwithstanding the foregoing, assuming the Closing occurs, Seller nonetheless reserves the right to seek redress from Buyer for any breach by Buyer of any of Buyer's other obligations under this Agreement, including without implied limitation any breach of Buyer's representations and warranties.

                                    ARTICLE X

                                    BROKERAGE

10.1 Brokerage Fees. Seller and Buyer mutually represent and warrant that they have not dealt with any brokers in connection with this purchase and sale other than CB Richard Ellis ("Broker") and that neither Seller nor Buyer knows of any broker other than Broker who has claimed or may have the right to claim a commission in connection with this purchase and sale. The commission of the Broker shall be paid by Seller pursuant to a separate written agreement between Broker and Seller. Seller and Buyer shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

                                   ARTICLE XI

                                     NOTICES

11.1 Effective Notices. All notices under this Agreement shall be in writing and shall be delivered personally or shall be sent by overnight mail, addressed as set forth at the beginning of this Agreement or as Seller or Buyer shall otherwise have given notice as herein provided. Notices shall be effective on the earlier of (a) the date when so delivered if delivered personally, (b) one business day after the date sent if sent by overnight mail or (c) by facsimile transmission on the first business day on or after the date delivery is made as confirmed. Copies of all such notices shall be sent, in the case of Seller, to:

                                    Lerner & Holmes PC
                                    98 North Washington Street, Suite 550
                                    Boston,  MA  02114
                                    Attn:  Joel D. Lerner, Esq. and Faith
                                           Glickman Rossi, Esq.
                                    Fax No. 617.443.9471


and in the case of Buyer to:

                                    Dunnigan Realty LLC
                                    c/o The Dress Barn, Inc.
                                    30 Dunnigan Drive
                                    Suffern, NY 10991
                                    Attn: Christopher McDonald
                                    Fax No.845.369.4750


              And to:               Proskauer Rose LLP
                                    1585 Broadway
                                    New York, NY 10036
                                    Attn: Perry A. Cacace, Esq.
                                    Fax No. 212.969.2900

                                   ARTICLE XII

                             DISCLAIMERS AND WAIVERS

12.1 No Reliance. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its brokers or agents to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Buyer acknowledges and agrees that (a) any environmental, engineering or other report with respect to the Property which is delivered by Seller to Buyer shall be for general informational purposes only, (b) Buyer shall not have any right to rely on any such report delivered by Seller to Buyer, but rather will rely on its own inspections and investigations of the Property and reports commissioned by Buyer with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report.

12.2 Disclaimers. Except as expressly set forth in this Agreement, it is understood and agreed that Seller is not making and has not at any time made any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than any limited warranty of title that may be set forth in the Deed), zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history or protections, valuation, governmental approvals, the compliance of the Property with laws, the truth, accuracy or completeness of the documents or any other information provided by or on behalf of Seller to Buyer, or any other matter or thing regarding the Property. Buyer acknowledges and agrees that at the Closing Seller shall sell and convey to Buyer and Buyer shall accept the Property "as is, where is, with all faults", except to the extent expressly provided otherwise in this Agreement. Buyer has not relied and will not rely on, and Seller is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, property information packages distributed with respect to the Property) made or furnished by Seller, the manager of the property, or any real estate broker or agent representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing, unless specifically set forth in this Agreement. Buyer represents to Seller that Buyer has conducted, or will conduct prior to Closing, such investigations of the Property, including but not limited to the physical and environmental condition thereof, as Buyer deems necessary to satisfy itself as to the condition of the Property and the existence or nonexistence or curative action to be taken with respect to any Hazardous Substances on, in, under or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto. At the Closing, Buyer shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Buyer's investigations, and Buyer, upon Closing, shall be deemed to have waived, relinquished and released Seller (and Seller's officers, directors, shareholders, employees and agents) from and against any and all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, which Buyer might have asserted or alleged against Seller (and Seller's officers, directors, shareholders, employees and agents) at any time by reason of or arising out of any latent or patent construction defects or physical conditions, violations of any applicable laws (including, without limitation, any environmental laws) and any and all other acts, omissions, events, circumstances or matters regarding the Property. Buyer agrees that should any cleanup, remediation or removal of Hazardous Substances or other environmental conditions on the Property be required after the Closing Date, such clean-up, removal or remediation shall be the responsibility of and shall be performed at the sole cost and expense of Buyer and that Buyer shall have no claim, including, without limitation, any statutory claims or claims for contribution or joint liability, against Seller (or Seller's officers, directors, shareholders, employees and agents).

12.3 Effect and Survival of Disclaimers. Seller and Buyer acknowledge that the compensation to be paid to Seller for the Property takes into account that the Property is being sold subject to the provisions of this Article XII. Seller and Buyer agree that the provisions of this Article XII shall survive Closing.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

13.1 No Assignment. This Agreement and the rights of Buyer and Seller may not be transferred or assigned in whole or in part to any other party, whether by voluntary action or by judicial order.

13.2 Integration. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this agreement. Buyer, on behalf of itself, its parents, subsidiaries, affiliates, partners, managers, officers, directors, employees, shareholders, agents, advisors, representatives, administrators, executors, heirs, and each of their respective predecessors, successors and assigns and/or anyone claiming through, under or by reason of their relationship to Buyer (individually and collectively, the "Buyer Releasors"), hereby fully, unconditionally and forever releases, acquits and discharges, Seller, and its parents, subsidiaries, affiliates, partners, managers, officers, directors, employees, shareholders, agents, advisors, representatives, administrators, executors, heirs, and each of their respective predecessors, successors and assigns (individually and collectively, the "Seller Releasees"), from and against any and all claims, demands, actions, causes of action, suits, penalties, liabilities, judgments, damages, payments, charges, fees, costs, expenses and other financial or other obligations of any kind or nature whatsoever, whether known or unknown, fixed or contingent, asserted or not asserted, in law, equity or otherwise, that the Buyer Releasors ever had, now have or hereinafter can, shall or may have against the Seller Releasees for, upon or by reason of any matter, cause, transaction, act, error or omission arising from or relating to any claims by a third party regarding discussions about the acquisition of the Property. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

13.3  Confidentiality.

         (a) All information (collectively, "Inspection Material") acquired by Buyer or any employee, officer, director, shareholder, owner, affiliate, agent or representative of a party (collectively, such party's "Representatives") with respect to the Property, whether delivered by Seller or any of its Representatives or obtained by Buyer as a result of its inspection of the Property, examination of Seller's files or otherwise shall be used solely for the purpose of determining whether or not the Property is suitable for Buyer's purposes and for no other reason. All Inspection Material (other than those materials in the possession of Dress Barn, Inc. as a result of their tenancy at the Property) shall be kept in strict confidence and shall not be disclosed to any individual or entity other than those Representatives of Buyer who need to know the information for the purpose of assisting Buyer in making such determination, it being understood and agreed by Buyer that such Representatives shall be informed by Buyer of the confidential nature of the Inspection Material and that Buyer shall cause them to treat such information confidentially. Without limiting the foregoing, the Inspection Material will not be used by Buyer in any way detrimental to the Seller or any tenant or occupant of the Property and will be used solely for the purpose of evaluating a possible acquisition of the Property by Buyer. Without the prior written consent of the other party, Buyer and Seller will not, and will direct all of their respective Representatives not to, disclose to any individual or entity either the fact that discussions or negotiations are taking place concerning any possible purchase of the Property or any of the terms, conditions or other facts with respect thereto, including the status thereof.

         (b) Buyer will indemnify and hold Seller harmless from and against any and all loss, liability, cost, damage or expense Seller may suffer or incur as a result of the disclosure of any Inspection Material to any individual or entity other than an appropriate Representative of Buyer and/or the use of any Inspection Material by Buyer or any Representative thereof for any purpose other than as herein provided.

         (c) If Buyer shall elect to terminate this Agreement pursuant to
Article III hereof or if the Closing shall fail to take place for any other reason whatsoever (other than solely as a result of a default by Seller hereunder), Buyer will, promptly following Seller's request therefor, return to Seller all Inspection Material in the possession of Buyer or any of its Representatives and destroy all copies, notes or extracts thereof as well as all copies of any analyses, compilations, studies or other documents prepared by Buyer or for its use (whether in written form or contained in database or other similar form) containing or reflecting any Inspection Material. The delivery or redelivery of the Inspection Material, as the case may be, to Seller shall not relieve Buyer of its obligations hereunder.

         (d) In the event of a breach or threatened breach by Buyer or its Representatives of this Section 13.3, Seller shall be entitled to an injunction restraining Buyer or its Representatives from disclosing, in whole or in part, any Inspection Material. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 13.3 shall not survive the Closing, but shall continue in full force and effect notwithstanding the prior termination of this Agreement pursuant to any right of termination granted herein or otherwise.

13.4 Public Disclosure. Except as required by law, any public release or disclosure of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Buyer and Seller and their respective counsel.

13.5 No Recording. Buyer agrees that neither this Agreement nor any memorandum thereof may be recorded and that any such recordation shall, at Seller's election, relieve Seller of any obligation to convey the Property to Buyer.

13.6 Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

13.7 Drafts. This Agreement shall not be binding or effective until properly executed and delivered by both Seller and Buyer.

13.8 Number and Gender. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

13.9   Attachments.   All  attached   schedules  and  exhibits  are  hereby
incorporated as integral parts of this Agreement.


13.10 Records. Buyer shall cooperate with Seller for a period of seven (7) years after Closing by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments, files and records transferred to Buyer in connection with this Agreement, which right shall survive the Closing.

13.11 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes of this Agreement. Without limiting the generality of the foregoing, Buyer shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Buyer with respect to the Property. The provisions of this Section 13.11 shall survive Closing.

13.12 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement. In order to expedite the execution of this Agreement, telecopied or facsimile signatures may be used in place of original signatures on this Agreement. Seller and Buyer intend to be bound by the signatures on the telecopied or faxed document, are aware that the other party will rely on such signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

13.13 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

13.14 No Third Party Beneficiaries. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party. Accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

13.15 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of constriction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

13.16 Termination of Agreement. It is understood and agreed that if either Buyer or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Buyer from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

13.17 Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of New York without regard to conflicts of laws principles. Buyer and Seller agree that the provisions of this
Section 13.17 shall survive the Closing of the transaction contemplated by this Agreement.

13.18 Merger. Except as specifically provided in this Agreement, the delivery of the Deed by Seller, and the acceptance thereof by Buyer, shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder.

13.19  Time of Essence.  Time is of the essence of this Agreement.
       ---------------

13.20 Limitation of Liability. The obligations of Seller hereunder are binding only on Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, directors, members, shareholders, beneficiaries, advisors or agents of Seller, or of any partners, officers, directors, members, shareholders, beneficiaries, advisors or agents of any of the foregoing. All documents executed by Seller shall be deemed to contain (even if not expressly stated) the foregoing exculpation.

                         SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

ROCKLAND WAREHOUSE CENTER CORPORATION

By:___________________________
      Name:
      Title:


BUYER:

DUNNIGAN REALTY LLC

By:___________________________
      Name:
      Title:


ESCROW AGENT:

LANDAMERICA FINANCIAL GROUP


By:___________________________
      Name:
      Title:

                                   SCHEDULE A

                             DESCRIPTION OF PROPERTY

                                [OBJECT OMITTED]

                                  SCHEDULE A-1

                                TITLE EXCEPTIONS


The following items set forth on Schedule B of Commonwealth Land Title Insurance Company report CR021711 dated November 8, 2002:

1. Taxes, tax liens, tax sales, water rates, sewer rents and assessments, subject to apportionment as provided in the Agreement.

2. State of facts shown on Minor Subdivision of Property for Rockland Warehouse Center Corporation Located at Village of Montebello, Town of Ramapo, Rockland County, New York, prepared by Caruso & Horowitz Associates, P.C., dated February 6, 1996, last revised April 8, 1996.

3. The following covenants, conditions, easements, leases, and agreements of record:

     a.   Sewer Easement to the County of Rockland in Liber 927 cp 253.

     b. Sewer Easement in favor of the Town of Ramapo in Liber 860 cp 881 (affects Parcel 4).

     c. Sewer Easement in favor of the Town of Ramapo in Liber 854 cp 834 (affects Parcel 3).

     d. Gas Line Easement in favor of Orange & Rockland Utilities, Inc. in Liber 857 cp 1041 (affects Parcel 2).

     e. Electric and Gas Easement in favor of Orange & Rockland Utilities, Inc. in Liber 962 cp 45 (affects easterly 150 feet).

     f. Grant of Right of Way in Liber 966 cp 12 as amended by Amended Grant of Right of Way in Liber 988 cp 38 and Liber 988 cp 77.

     g.   Sewer Easement in Liber 1019 cp 423.

     h.   Agreement in Liber 1019 cp 431.

     i.   Sewer Easement in Liber 851 cp 96.

     j.   Agreement in Liber 981 cp 1.

     k.   Covenants in Liber 961 cp 164.

     l.   Easement in Liber 775 cp 583.

     m.   Grant of Right of Way in Land Records Book 737 page 3925.

     n.   Reservations in Liber 961 cp 190.

     o.   Agreement in Land Records Book 745 page 409.

     p.   Covenant recorded as Instrument ID#1999-5613.

     q.   Easements as shown on Maps Nos. 6975 and 7263.

     r.   Notes on Maps Nos. 6975 and 7263.

                                       -1

                                   SCHEDULE B

                                PERSONAL PROPERTY


Item                                                         Quantity

Desk                                                         1
Chairs                                                       2
Workbench w/vise                                             1
Wall clock                                                   1
Hand tools, files, screw drivers                             Multiple
Drawing/Blueprint rack                                       1
Metal shelf                                                  1
5-drawer, letter size file cabinet                           1
Metal utility cabinet                                        1
Step ladders: 6', 10', 12'                                   3

                                   SCHEDULE C

                                 LIST OF LEASES

Lease between American Telephone and Telegraph Company and The Dress Barn, Inc. dated April 30, 1993

Lease between Rockland Warehouse Center Corporation and Xerox Corporation dated December 10, 2001, together with letter dated August 15, 2002

Lease between Rockland Warehouse Center Corporation and Par Pharmaceutical, Inc. dated July 17, 2002, together with letter dated August 28, 2002

                                   SCHEDULE D

                                SERVICE CONTRACTS

Vendor                                                       Service Provided

Rino Landscaping                                             Landscaping
Rino Landscaping                                             Snow removal
Gateway Services                                             Boiler operator
ADT                                                          Alarms
Hayden Roofing                                               Roof maintenance

     Brokerage Letter with Strategic Alliance Partners, LLC dated as of July 15, 2002 (re: Par Pharmaceutical lease)

     Brokerage Letter with Equis Corp. dated December 14, 2001(re: Xerox Corporation lease)

     Exclusive Brokerage Agreement with Wm. A. White/Grubb & Ellis, Inc. dated October 12, 1992 (re: Dress Barn lease)

                                    EXHIBIT 1

                                  FORM OF DEED

           BARGAIN AND SALE DEED WITH COVENANT AGAINST GRANTOR'S ACTS

THIS DEED is made as of January 28, 2003, by and between ROCKLAND WAREHOUSE CENTER CORPORATION, a Delaware corporation, having an address in care of Clarion Partners, 335 Madison Avenue, 7th floor, New York, NY 10017 ("Grantor") and DUNNIGAN REALTY LLC, a Delaware limited liability company, with an address of 30 Dunnigan Drive, Suffern, NY ("Grantee").

                                   WITNESSETH:

That for and in consideration of the sum of Ten Dollars and other valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, the Grantor does hereby grant and release unto the Grantee, its heirs or successors and assigns forever, all that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Village of Montebello, Town of Ramapo, County of Rockland, and State of New York and more particularly bounded and described as set fort on Exhibit A attached hereto and made a part hereof. Tax map designation Section __, Plot __ (the "Property").

TOGETHER with all right, title and interest, if any, of the Grantor, in and to any streets and roads abutting the Property to the center lines thereof,

TOGETHER with the appurtenances and all the estate and rights of the Grantor in and to the Property,

TO HAVE AND TO HOLD the Property herein granted unto the Grantee, its heirs or successors and assigns forever.

AND the Grantor, in compliance with Section 13 of the Lien Law, covenants that the Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying for the cost of any improvements and will apply the same first to the cost if the improvements before using any part of the total of the same for any other purposes.

AND the Grantor covenants with the Grantee that the Grantor has not done or suffered anything whereby the Property has been encumbered in any way whatever, except for those matters set forth on Exhibit B attached hereto and made a part hereof by this reference.

         IN WITNESS WHEREOF, the Grantor has caused this instrument to be signed in its corporate name by its duly authorized officers and its seal to be hereunto affixed by authority of its Board of Directors, as of the day and year first above written.

                                                  ROCKLAND WAREHOUSE CENTER
                                             CORPORATION, a Delaware corporation

[CORPORATE SEAL]                    By:________________________________
                                                          Name:
                                                          Title:

ATTEST:

-----------------------
Name:
Title:


STATE OF NEW YORK

COUNTY OF NEW YORK

     This __ day of ____________, 2003, before me, the undersigned Notary Public in and for the County and State aforesaid, personally came ___________, who resides at ________________, who being duly sworn, says that he is a _____________ of Rockland Warehouse Center Corporation, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said corporation, and that he signed and sealed said instrument on behalf of said corporation by its authority duly given. And the said ________________ acknowledged said instrument to be the act and deed of said corporation.

    WITNESS my hand and seal this __ day of ___________, 2003.

                                                        ------------------------
                                                             Notary Public

My commission expires:

                                    EXHIBIT 2

                              FORM OF BILL OF SALE

                                  BILL OF SALE

         FOR VALUE RECEIVED, ROCKLAND WAREHOUSE CENTER CORPORATION, a Delaware corporation ("Seller") hereby sells, conveys and assigns to __________, a _____________, all of Seller's right, title and interest in and to all personal property located upon or used in the ownership, operation, management, maintenance and/or repair of that certain real property described in Schedule 1 attached hereto and incorporated herein by this reference and the improvements thereon (collectively, the "Personal Property"), which Personal Property shall include, without limitation, the items described on Schedule 2 attached hereto and incorporated herein by this reference.

         TO HAVE AND TO HOLD the Personal Property unto the grantee and its successors and assigns forever.

         Seller warrants that it owns good and marketable title to the Personal Property and will defend title to the Personal Property against all persons claiming a prior right thereto to the extent that such prior right is alleged to exist on or before the date of this Bill of Sale. Seller makes no representation or warranty, express or implied, of merchantability, fitness for a particular purpose, or otherwise except as set forth herein.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of this 28th day of January, 2003.

                                           ROCKLAND WAREHOUSE CENTER CORPORATION

                                            By:___________________________
                                                 Name:
                                                 Title:

                                   Schedule 1

                        LEGAL DESCRIPTION OF THE PROPERTY

                                   Schedule 2

             DESCRIPTION OF ITEMS INCLUDED IN THE PERSONAL PROPERTY

                                    EXHIBIT 3

                          FORM OF ASSIGNMENT OF LEASES

                              ASSIGNMENT OF LEASES

     THIS ASSIGNMENT OF LEASES (this "Assignment") dated as of_________, 2003, is made by ROCKLAND WAREHOUSE CENTER CORPORATION, a Delaware corporation ("Assignor"), to ______________, a ___________________ ("Assignee").


                                   WITNESSETH:

         WHEREAS, Assignor is the lessor under certain leases executed with respect to that certain real property located in Montebello, New York (the "Property") more particularly described on Schedule 1 attached hereto and incorporated herein by this reference, which leases are described in Schedule 2 attached hereto and incorporated herein by this reference (the "Leases").

         WHEREAS, Assignor is contemporaneously herewith selling the Property to Assignee pursuant to that certain Purchase and Sale Agreement dated as of _________, 2002, by and between Assignor and Assignee (the "Purchase Agreement").

         WHEREAS, Assignor desires to assign its interest in and to the Leases to Assignee as of the date on which title to the Property is vested in Assignee (the "Transfer Date").

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby agree as follows:

         1. As of the Transfer Date, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases.

         2. As of the Transfer Date, Assignee hereby assumes all of Assignor's right, title and interest in and to the Leases.

         3. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all liabilities, claims, demands, damages and costs, including, without limitation, attorneys' fees and expenses (collectively, "Liabilities"), arising out of the lessor's obligations under the Leases described in Schedule 2 and related to the period prior to or on the Transfer Date or which arise out of the lessor's obligations under said Leases after the Transfer Date on account of any fact or circumstance occurring or existing on or prior to the Transfer Date.

         4. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all Liabilities arising out of the lessor's obligations under the Leases described in Schedule 2 and related to the period after the Transfer Date, except for Liabilities which arise out of the lessor's obligations under said Leases after the Transfer Date on account of any fact or circumstance occurring or existing on or prior to the Transfer Date.

         5. In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses in such litigation, including, without limitation, reasonable attorneys' fees and expenses. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Assignment into any judgment on this Assignment.

         6. This Assignment shall be binding on and inure to the benefit of the Assignee and Assignor and their respective heirs, executors, administrators, successors-in-interest and assigns.

         7. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

         8. Nothing contained herein shall be deemed or construed as relieving the Assignor or Assignee of their respective duties and obligations under the Purchase Agreement.

         IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:
                                           ROCKLAND WAREHOUSE CENTER CORPORATION

                                            By:___________________________
                                                 Name:
                                                 Title:


ASSIGNEE:                                   ________________________________

                                            By:___________________________
                                                  Name:
                                                   Title:

                                   Schedule 1

                       LEGAL DESCRIPTION OF REAL PROPERTY

                                   Schedule 2

                            DESCRIPTION OF THE LEASES

                                    EXHIBIT 4

                       FORM OF TENANT ESTOPPEL CERTIFICATE
         The capitalized terms use in this Tenant's Certificate have the following meanings:

Buyer:

Landlord:                           Rockland Warehouse Center Corporation

Tenant:

Lease: That certain lease, together with all amendments and modifications thereto, as particularly described on Exhibit A hereto.

Demised Property: __________________________ square feet of space in the property located at _____________ (the "Property")

         The undersigned Tenant is the tenant under the Lease. Understanding that Buyer, its successors, assigns and lenders shall rely upon the representations and agreement made herein in connection with the purchase of the Property and an assignment to Buyer of the Landlord's interest in the Lease, Tenant hereby acknowledges, represents and certifies as follows:

         1. The Lease represents the entire agreement and understanding between the Tenant and the Landlord with respect to the leasing of the Demised Property. The Lease is in full force and effect and has not been modified, supplemented, canceled or amended in any respect, except as described on Exhibit A. A true and complete copy of the Lease and all amendments and modifications thereto are annexed hereto as Exhibit B.

         2. The term of the Lease commenced on _________________, and expires on _______________, (the "Initial Term"). Tenant has no rights of extension or renewal except as set forth in the Lease. Tenant has no right or option to expand the Demised Property, to lease additional space at the Property or to relocate to a different space.



         3. The Tenant is obligated to pay fixed or base rent during the Initial Term in monthly installments each in an amount of $________________, which rent obligation is continuing and is not past due or delinquent in any respect. The estimated rent payable pursuant to the Lease on account of real estate taxes, insurance, common area maintenance expenses and operating expenses in the amount of $______________ has been paid through and including __________________, 2003.
No installment of rent has been paid more than one calendar month in advance.

         4. Tenant has accepted the Demised Property and taken full possession thereof without any condition or qualification. All work and improvements required to be completed by Landlord have been completed and accepted by Tenant, and there are no sums due to Tenant from Landlord.

         5. Tenant has not assigned, transferred or pledged the Lease or any interest therein or sublet all or any portion of the Demised Property, except as follows: _______________.

         6. Tenant is not in default under the Lease, and, no event that with the giving of notice or the passage of time, or both, would constitute a default by Tenant under the Lease has occurred. To Tenant's knowledge, Landlord is not in default under the Lease and no event that with the giving of notice or the passage of time, or both, would constitute a default by Landlord under the Lease has occurred.

         7. Tenant has not made any payment to Landlord as a security deposit or rental deposit except any payment expressly provided for in the Lease as follows: ___________ [describe amount and nature of payment].

         8. Tenant is not entitled to a refund of any rent or other sums heretofore paid to Landlord. Except as set forth in the Lease, Tenant is not entitled to any free rent or similar concession and Tenant does not have any defenses against the payment of rent (or other sums owing to Landlord) or to any offsets, deductions, allowances, concessions, rebates or credits against rent or other charges payable to Landlord. Landlord has not agreed to reimburse Tenant for or to pay Tenant's rent obligation under any other lease.


         9. Tenant does not have a right or option to purchase or otherwise acquire the Demised Property or any portion thereof.

         10. No bankruptcy or insolvency proceedings are pending by or against Tenant and no bankruptcy proceedings are contemplated by Tenant.

         11. There is no outstanding material dispute of any nature between Tenant and Landlord in respect of the Lease.


         IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of ________________, 2003.

                                                     TENANT:
                                                  ------------------------------

                         By: __________________________
                         Name: ________________________
                        Title: _________________________
Attest:  ____________________

                                    EXHIBIT 5

           FORM OF ASSIGNMENT OF CONTRACTS, GUARANTIES AND WARRANTIES

                  ASSIGNMENT OF SERVICE CONTRACTS, WARRANTIES,
                GUARANTIES, PERMITS AND OTHER INTANGIBLE PROPERTY


     THIS ASSIGNMENT OF SERVICE CONTRACTS, WARRANTIES, GUARANTIES AND OTHER INTANGIBLE PROPERTY (this "Assignment") is made as of ---------- _________________, 2003 by ROCKLAND WAREHOUSE CENTER CORPORATION, a Delaware corporation ("Assignor"), to _____________, a -------- ____________________
("Assignee"). --------
                                   WITNESSETH:

         WHEREAS, Assignor is contemporaneously herewith selling pursuant to that certain Purchase and Sale Agreement dated as of ________, 2002, by and between Assignor and Assignee, as amended, (the "Purchase Agreement") that certain real property and improvements thereon located in Montebello, New York, the real property of which is more particularly described on Schedule 1 attached hereto and incorporated herein by this reference. Terms used in this Assignment and not otherwise defined shall be given the meanings defined in the Purchase Agreement.

         WHEREAS, Assignor desires to assign its interest in and to the following to Assignee as of the date on which title to the Real Property is vested in Assignee (the "Transfer Date"):

                  (a) All service contracts described in Schedule 2 attached hereto and incorporated herein by this reference (the "Contracts");

                  (b) All "Warranties and Guaranties" (hereinafter defined);

                  (c) All "Names and Marks" (hereinafter defined);

                  (d) All "Intangible Property" (hereinafter defined); and

                  (e) All "Permits" (hereinafter defined).

                  NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  As of the Transfer Date, Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in, to and under the (a) Contracts; (b) Warranties and Guarantees; (c) Names and Marks; (d) Intangible Property and (e) Permits (collectively the "Assigned Interests").

                  As of the Transfer Date, Assignee hereby assumes all of Assignor's right, title and interest in and to the Assigned Interests.

                  The following terms shall have the following meanings:

                           (a) The term "Warranties and Guaranties" as used
herein shall mean and include all warranties and guarantees to the extent assignable, whether or not written, for all or any portion of the Property, including without limitation the Improvements and the Tangible Personal Property, including without limitation construction warranties from contractors and subcontractors.

                           (b) The term "Names and Marks" as used herein shall
mean and include all patents, licenses,
trademarks, service marks and names used in connection with the operation of the Property, and all symbols, emblems and logos used in connection with the ownership or operation of the Property, whether in black and white or in color, and irrespective of size, and all of Assignor's right, title and interest in and to all goodwill associated therewith.

                           (c) The term "Intangible Property" as used herein
shall mean and include all intangible property relating to or used in connection with the Property, as defined in the Purchase Agreement.

                           (d) The term "Permits" as used herein shall mean and
include all governmental permits and approvals relating to the construction, operation, use or occupancy of the Property.

                  4. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all liabilities, claims, demands, damages and costs, including, without limitation, attorneys' fees and expenses (collectively, "Liabilities"), arising out of the Assigned Interests and related to the period prior to or on the Transfer Date or which arise out of the Assigned Interests after the Transfer Date on account of any fact or circumstance occurring or existing on or prior to the Transfer Date.

                  5. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all Liabilities arising out of the Assigned Interests after the Transfer Date, except for Liabilities which arise out of the Assigned Interests after the Transfer Date on account of any fact or circumstance occurring or existing on or prior to the Transfer Date.

                  6. In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses in such litigation, including, without limitation, reasonable attorneys' fees and expenses. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Assignment into any judgment on this Assignment.

                  7. This Assignment shall be binding on and inure to the benefit of Assignee and Assignor, and their respective heirs, executors, administrators, successors-in-interest and assigns.

                  8. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

                  9. Nothing contained herein shall be deemed or construed as relieving the Assignor or Assignee of their respective duties and obligations under the Purchase Agreement.

                  IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:                           ROCKLAND WAREHOUSE CENTER CORPORATION

                                    By:___________________________
                                         Name:
                                         Title:


ASSIGNEE:                           ___________________________________

                                    By:_______________________________
                                          Name:
                                          Title:

                                   Schedule 1

                       LEGAL DESCRIPTION OF REAL PROPERTY

                                   Schedule 2

                          DESCRIPTION OF THE CONTRACTS

----------------------------------- --------------------------------------------
             Vendor                                                Service
----------------------------------- --------------------------------------------

[To include all contracts set forth on Schedule D]